Exhibit 99.1

NEWS RELEASE

Contact:	Brittany M. Zolko
(717) 692-7187
brittany.zolko@midpennbank.com

FOR IMMEDIATE RELEASE

Mid Penn Bank Seeks Regulatory Approval to Open Pillow, PA Branch

MILLERSBURG, Pa. (July 3, 2018) (GLOBE NEWSWIRE) – Mid Penn Bank, subsidiary of Mid Penn Bancorp, Inc. (NASDAQ: MPB), is seeking regulatory approval to open a branch at 193 Market Street in Pillow, PA. The bank today submitted an application to the Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation.

Upon receiving the necessary approvals and completing renovations, Mid Penn anticipates opening the branch in September of 2018.

“We are pleased to announce our intent to open an office in Pillow,” said Mid Penn Bank President and CEO Rory G. Ritrievi. “While Mid Penn Bank is continuing to grow across the state and welcome new customers, we remain focused on being the community bank of choice to Upper Dauphin County, where we got our start 150 years ago. We look forward to welcoming new and existing customers to our Pillow branch while providing personalized service, comprehensive products and a strong commitment to the local community.”

The bank will provide personal banking, business banking and lending services at the Pillow office.

Mid Penn currently has 29 branches serving Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Northumberland, Schuylkill and Westmoreland counties.

About Mid Penn Bank

Mid Penn Bancorp, Inc. (NASDAQ: MPB), headquartered in Millersburg, Pa., has been serving the community since 1868. Mid Penn has 29 retail locations in the state of Pennsylvania. Its footprint includes Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Northumberland, Schuylkill and Westmoreland counties. The bank offers a comprehensive portfolio of products and services to meet the banking needs of the communities it serves. To learn more about Mid Penn Bank, visit midpennbank.com.

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SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

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